Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Meta Financial Group, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2012, as filed with the Securities and Exchange Commission on the date of this Certification (the “Report”), I, David W. Leedom, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ David W. Leedom
Name:  David W. Leedom
Executive Vice President and Chief Financial Officer
December 21, 2012